LAMPERT & LAMPERT
                                ATTORNEYS AT LAW
                               10 EAST 40TH Street
                               NEW YORK, NEW YORK
                            TELEPHONE (212) 889-7300
                            TELECOPIER (212) 889-5732


MITCHELL LAMPERT*                                               IRWIN S. LAMPERT
DARREN LAMPERT                                                  OF COUNSEL
      --
MICHAEL H. FERENCE*
      --
*NEW YORK AND NEW JERSEY


                              CONSENT OF ATTORNEYS

     The undersigned, LAMPERT & LAMPERT, hereby consent of our name and the use of our Opinion dated January 12, 1998 for Pride Automotive Group, Inc. (The "Company") as filed with this Registration Statement on Form SB-2 being filed by the Company.

Dated:   January, 12 1998


                                                              LAMPERT & LAMPERT